UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

NC LOC 2024 Facility – Third Amendment

On August 14, 2026, NetCredit LOC Receivables 2024, LLC (“NC LOC 2024”), a wholly-owned indirect subsidiary of Enova International, Inc. (the "Company"), amended that certain Note Issuance and Purchase Agreement, dated February 21, 2024 (the “NC LOC 2024 Facility”), by entering into that certain Third Amendment to Note Issuance and Purchase Agreement (the “Third Amendment”) with Midtown Madison Management LLC, as administrative agent, Citibank, N.A., as collateral trustee and paying agent, and the note purchasers party thereto. Among other changes, the Third Amendment (i) increases the revolving commitment from $200,000,000 to $300,000,000, (ii) extends the revolving period from February 21, 2027 to February 21, 2029, (iii) extends the maturity date from February 21, 2028 to February 21, 2030, and (iv) decreases the borrowing rate from SOFR + 5.50% to SOFR + 5.00%.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On August 13, 2026, the Company priced an offering by an indirect subsidiary, NetCredit Combined Receivables B, LLC (the “Issuer”), subject to market and other customary conditions, of $300,886,000 in aggregate principal notes (the “2026-A Notes”), comprised of $240,709,000 of Class A Notes, $44,341,000 of Class B Notes, and $15,836,000 of Class C Notes, with an anticipated closing date of on or about August 21, 2026 (the “2026-A Closing Date”). The Class A Notes will bear interest at 5.88%; the Class B Notes will bear interest at 7.68%; and the Class C Notes will bear interest at 10.64%. The 2026-A Notes will be backed by a pool of unsecured consumer installment loans (“Securitization Receivables”). The 2026-A Notes will represent obligations of the Issuer only and will not be guaranteed by the Company. Under the 2026-A Notes, approximately $316.72 million of Securitization Receivables will be sold to a wholly-owned subsidiary of the Company and serviced by another subsidiary of the Company. The net proceeds of the offering of the 2026-A Notes on the 2026-A Closing Date will be used to acquire the Securitization Receivables from certain subsidiaries of the Company, fund a reserve account and pay fees and expenses incurred in connection with the transaction. The 2026-A Notes will be offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The 2026-A Notes will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This report is issued pursuant to Rule 135c of the Securities Act for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the 2026-A Notes or any other securities. No offer, solicitation or sale of the 2026-A Notes will be made in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the 2026-A Notes will be made only by means of a private offering memorandum.

Cautionary Information Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the business, financial condition and prospects of the Company. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of the Company’s senior management with respect to the business, financial condition and prospects of the Company as of the date of this report and are not guarantees of future performance. The actual results of the Company could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova’s business, including, without limitation, those risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to the Company or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date:	August 14, 2026	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary